SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 19, 2014, The Timken Company (the “Company”) issued a press release announcing it will be making an investor presentation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the presentation material will be available on the Company’s website, www.timken.com/investors, until July 3, 2014 and is attached as Exhibit 99.2 to this Current Report on Form 8-K.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 10, 2012, the Board of Directors (the “Board”) of the Company approved a share purchase plan (“Prior Authorization”) pursuant to which the Company was authorized to purchase up to ten million of its outstanding common shares, without par value (“Common Shares”). As of June 1, 2014, 1,497,807 Common Shares remained authorized for purchase under the Prior Authorization. On June 13, 2014, the Board of the Company authorized an additional ten million shares for repurchase (together with the Prior Authorization, the “Authorization”). Under the Authorization, the Company may, from time-to-time, purchase its Common Shares in open market purchases or privately negotiated transactions and may make all or part of the purchases pursuant to accelerated share repurchases or Rule 10b5-1 plans. The Authorization expires on December 31, 2015.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of The Timken Company dated June 19, 2014

99.2	Investor Presentation dated June 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: June 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Timken Company dated June 19, 2014

99.2	Investor Presentation dated June 19, 2014